Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

November 21, 2024

Brookfield Infrastructure Finance ULC

$300,000,000 6.750% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055

Underwriting Agreement

181 Bay Street, Suite 100

Brookfield Place

Toronto, Ontario

Canada M5J 2T3

BofA Securities, Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Santander US Capital Markets LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

c/o Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

Dear Sirs/Mesdames:

Brookfield Infrastructure Finance ULC (the “Company”), an unlimited liability company organized under the laws of Alberta, Canada, proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the respective amounts set forth in such Schedule 1 of $300,000,000 aggregate principal amount of 6.750% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 (the “Notes”). The Notes are to be fully and unconditionally guaranteed, on a subordinated basis (the “Guarantees”, and, together with the Notes, the “Securities”), by Brookfield Infrastructure Partners L.P. (“BIP”), Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure LLC and BIPC Holdings Inc., each a majority owned subsidiary of BIP (collectively, the “Guarantors”). Brookfield Infrastructure Partners Limited, an exempted company existing under the laws of Bermuda is the general partner (the “General Partner”) of BIP.

Subject to the terms and conditions set forth in this Agreement, the Underwriters severally and not jointly offer to purchase the respective aggregate principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price of 99.000% of the principal amount of the Notes and by its acceptance of this offer the Company agrees to issue and sell the Securities to the Underwriters. All dollar amounts referred to herein are expressed in United States dollars and “$” shall mean United States dollars, except where otherwise indicated.

The Notes are to be issued pursuant to the indenture, dated as of May 24, 2021 (the “Base Indenture”), as supplemented by a third supplemental indenture, to be dated as of November 29, 2024 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, the Guarantors, Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”, and together with the U.S. Trustee, in such capacities, the “Trustees”).

To the extent there are no additional Underwriters listed on Schedule 1 other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

The Company and the Guarantors hereby jointly and severally confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1	Definitions

1.1	Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)	“this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by the Company of this offer and not to any particular section or other portion of this Agreement;

(b)	“affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(c)	“Agreements and Instruments” has the meaning ascribed thereto in Section 11.1(k) hereof;

(d)	“Applicable Securities Laws” means the Canadian Securities Laws and the Securities Laws;

(e)	“Applicable Time” means 3:40 P.M. ET on the date hereof;

(f)	“Audit Committee” has the meaning ascribed thereto in Section 11.1(v) hereof;

(g)	“Base Indenture” has the meaning ascribed thereto in the third paragraph of this Agreement;

(h)	“Base Prospectus” has the meaning ascribed thereto in Section 11.1(gg) hereof;

(i)	“BHC Act Affiliate” has the meaning ascribed thereto in Section 22 hereof;

(j)	“BIP” has the meaning ascribed thereto in the first paragraph of this Agreement;

(k)	“BIP Entities” means the entities listed on Schedule C to this Agreement;

(l)	“BIP Group” means BIP collectively with Brookfield Infrastructure L.P., Brookfield Infrastructure Corporation, the Holding Entities, the Operating Entities and any other direct or indirect subsidiary of a Holding Entity;

(m)	[Reserved.]

(n)	“business day” means a day other than a Saturday, a Sunday or a statutory holiday in New York, New York or the City of Toronto, Ontario;

(o)	“Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;

(p)	“Canadian Trustee” has the meaning ascribed thereto in the third paragraph of this Agreement;

(q)	“Class A Preferred Units” has the meaning ascribed thereto in Section 11.1(f).

(r)	“Closing Date” means November 29, 2024 or such earlier or later date, as the Underwriters and the Company may agree upon in writing;

(s)	“Closing Time” has the meaning ascribed thereto in Section 10.2 hereof;

(t)	“Company” has the meaning ascribed thereto in the first paragraph of this Agreement;

(u)	“Covered Entity” has the meaning ascribed thereto in Section 22 hereof;

(v)	“Default Right” has the meaning ascribed thereto in Section 22 hereof;

(w)	“Disclosure Package” means the Base Prospectus, as amended and supplemented by the Preliminary Prospectus dated November 19, 2024, together with the other documents and information, if any, listed on Schedule A to this Agreement;

(x)	“DTC” has the meaning ascribed thereto in Section 10.5 hereof;

(y)	“Environmental Laws” has the meaning ascribed thereto in Section 11.1(r) hereof;

(z)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(aa)	“Exchange Preferred Units” means units of a newly-issued series of Class A Preferred Units, which will be Series 17, into which the Notes, including accrued and unpaid interest thereon, will be exchanged automatically without the consent or action of the holders thereof upon the occurrence of certain events relating to bankruptcy and related events as described in the Prospectus;

(bb)	“Exchanges” means the TSX and the NYSE;

(cc)	“Existing Canadian Preferred Units” has the meaning ascribed thereto in Section 11.1(f) hereof.

(dd)	“General Partner” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ee)	“Governmental Licenses” has the meaning ascribed thereto in Section 11.1(p) hereof;

(ff)	“Guarantees” has the meaning ascribed thereto in the first paragraph of this Agreement;

(gg)	“Guarantors” has the meaning ascribed thereto in the first paragraph of this Agreement;

(hh)	“Hazardous Materials” has the meaning ascribed thereto in Section 11.1(r) hereof;

(ii)	“Holding Entities” means certain holding subsidiaries of Brookfield Infrastructure L.P., from time-to-time, through which BIP holds all of its interests in its Operating Entities;

(jj)	“IFRS” has the meaning ascribed thereto in Section 11.1(c)(i) hereof;

(kk)	“Indemnified Company Parties” has the meaning ascribed thereto in Section 17.3 hereof;

(ll)	“Indemnified Parties” has the meaning ascribed thereto in Section 17.3 hereof;

(mm)	“Indemnified Underwriter Parties” has the meaning ascribed thereto in Section 17.1 hereof;

(nn)	“Indemnifying Party” has the meaning ascribed thereto in Section 17.5 hereof;

(oo)	“Indenture” has the meaning ascribed thereto in the third paragraph of this Agreement;

(pp)	“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

(qq)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act;

(rr)	“IT Systems” has the meaning ascribed thereto in Section 11.1(ss) hereof;

(ss)	“LP Units” means the non-voting limited partnership units in BIP;

(tt)	“material” or “materially”, when used in relation to BIP or the BIP Entities, means material in relation to the BIP Entities on a consolidated basis;

(uu)	“Material Adverse Effect” shall have the meaning ascribed thereto in Section 11.1(d) hereof;

(vv)	“Notes” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ww)	“NYSE” means the New York Stock Exchange;

(xx)	“NYSE Rules” means the rules of the NYSE;

(yy)	“OFAC” has the meaning ascribed thereto in Section 11.1(y) hereof;

(zz)	“Operating Entities” means the entities which directly or indirectly hold BIP’s current operations and assets that it may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements;

(aaa)	[Reserved.]

(bbb)	[Reserved.]

(ccc)	[Reserved.]

(ddd)	“Personal Data” has the meaning ascribed thereto in Section 11.1(ss) hereof;

(eee)	“Preferred Units” means the preferred limited partnership units of BIP;

(fff)	“Preliminary Prospectus” has the meaning ascribed thereto in Section 11.1(gg) hereof;

(ggg)	“Prospectus” has the meaning ascribed thereto in Section 11.1(gg) hereof;

(hhh)	“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to such Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Securities by any Underwriter or dealer;

(iii)	“Qualifying Jurisdictions” means each of the provinces and territories of Canada;

(jjj)	“Registration Statement” has the meaning ascribed thereto in Section 11.1(gg) hereof;

(kkk)	“Repayment Event” has the meaning ascribed thereto in Section 11.1(k) hereof;

(lll)	“Representatives” has the meaning ascribed thereto in the first paragraph of this Agreement;

(mmm)	“Rules and Regulations” means the rules and regulations of the SEC;

(nnn)	“Sanctioned Country” has the meaning ascribed thereto in Section 11.1(y) hereof;

(ooo)	“Sanctions” has the meaning ascribed thereto in Section 11.1(y) hereof;

(ppp)	“SEC” means the U.S. Securities and Exchange Commission;

(qqq)	“Securities” has the meaning ascribed thereto in the first paragraph of this Agreement;

(rrr)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereto;

(sss)	“Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(ttt)	“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, NYSE Rules;

(uuu)	“Special Resolution Regime” has the meaning ascribed thereto in Section 22 hereof;

(vvv)	“Subsequent Disclosure Documents” means any filings with the SEC after the date of this Agreement which are incorporated by reference into the Registration Statement;

(www)	“subsidiary” has the meaning set forth in Rule 405 under the Securities Act;

(xxx)	“Third Supplemental Indenture” has the meaning ascribed thereto in the third paragraph of this Agreement;

(yyy)	“Triton” means Triton International Limited, a global intermodal logistics operation, which BIP acquired through its subsidiary Brookfield Infrastructure Corporation on September 28, 2023;

(zzz)	“Trust Indenture Act” has the meaning ascribed thereto in Section 11.1(gg) hereof;

(aaaa)	“Trustee” has the meaning ascribed thereto in the third paragraph of this Agreement;

(bbbb)	“TSX” means the Toronto Stock Exchange;

(cccc)	“U.S. Trustee” has the meaning ascribed thereto in the third paragraph of this Agreement.

(dddd)	“Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement;

(eeee)	“Underwriting Commissions” has the meaning ascribed thereto in Section 10.1 hereof; and

(ffff)	“Underwriting Information” has the meaning ascribed thereto in Section 17.3 hereof.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2	[Reserved]

3	Filing of Prospectuses

3.1	The Company and the Guarantors, as applicable, shall:

(a)	file the Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; file promptly all reports and any other information required to be filed by BIP with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities;

(b)	pay the SEC registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act and in any event prior to the Closing Date; and

(c)	qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

4	[Reserved]

5	[Reserved]

6	Delivery of Prospectuses and Related Documents

6.1	Except as provided in Section 6.1(a) hereof, the Company shall deliver (or cause to be delivered) to the Underwriters’ counsel prior to or contemporaneously, as nearly as practicable, with the execution of this Agreement a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)	any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus as filed with the SEC (to the extent not previously delivered) to the Underwriters in New York City on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request; and

(b)	a “comfort letter” from Deloitte LLP, auditors for BIP, dated as of the date hereof (with the requisite procedures to be completed by such auditors within two business days of the date hereof), addressed to the directors of the General Partner and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably, with respect to the financial statements and certain financial or statistical information relating to BIP contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

6.2	The delivery by the Company to the Underwriters of the Disclosure Package and the Prospectus shall constitute a representation and warranty to the Underwriters by the Company that the Disclosure Package or the Prospectus, as applicable, except with respect to any Underwriting Information (as defined herein), does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such delivery shall also constitute the consent of the Company and the Guarantors to the use of the Disclosure Package and the Prospectus by the Underwriters in connection with the distribution of the Securities.

6.3	Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

6.4	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

6.5	BIP will make generally available to its security holders as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

7	Commercial Copies of Prospectuses

7.1	The Company shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the date of filing the Prospectus with the SEC, the number of commercial copies of the Prospectus reasonably specified by the Underwriters in writing.

7.2	During the Prospectus Delivery Period, the Company shall deliver, without charge, as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

8	Distribution of Securities

8.1	The Underwriters shall offer the Securities for sale to the public directly and through banking and selling group members only as permitted by and in compliance with Securities Laws upon the terms and conditions set forth in the Disclosure Package, the Prospectus and in this Agreement. Without the prior consent of the Company, the Underwriters will not solicit offers to purchase or sell the Securities so as to require registration of the Securities or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Securities under the laws of any jurisdiction other than the United States, or which could subject the Company or any Guarantor to reporting obligations in any such jurisdiction or result in the listing of the securities of the Company or any Guarantor on any exchange other than an exchange where such securities are listed as of the date hereof and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell. An Underwriter will not be liable to the Company or any Guarantor under this Section with respect to a default by another Underwriter or any banking and selling group member appointed by another Underwriter under this Section.

8.2	Each Underwriter represents and agrees that it has not offered or sold, directly or indirectly, and that it will not, directly or indirectly, offer, sell or deliver, any of the Securities in or from Canada or to any resident of Canada, provided that the Underwriters may, in their discretion, resell such Notes to an Underwriter’s Canadian investment dealer affiliate. Each Underwriter, who resells to an Underwriter’s Canadian investment dealer affiliate, further agrees that it will include a comparable provision in any sub-underwriting, banking or selling group agreement or similar arrangement with respect to the Securities that may be entered into by such Underwriter.

8.3	Each Underwriter further agrees that any offer or sale by its Canadian investment dealer affiliate of the Notes, if applicable, as contemplated in the paragraph above, purchased by it hereunder in Canada or to any resident of Canada shall only be effected on a private placement basis in accordance with applicable exemptions under applicable Canadian Securities Laws including that such Underwriter’s Canadian investment dealer affiliate (i) will only offer or sell the Notes purchased by it hereunder in Canada in each Province in accordance with applicable Canadian Securities Laws in the relevant Province (the “Qualifying Provinces”); and (ii) with respect to the Qualifying Provinces, represents and agrees that (A) it has not offered, sold, distributed or delivered, and that it will not offer, sell, distribute or deliver, any Notes purchased by it hereunder, directly or indirectly in the Qualifying Provinces or to any person that is resident in any Qualifying Province for the purposes of Canadian Securities Laws applicable therein (including any corporation or other entity organized under the laws of any jurisdiction in Canada), except to persons who are not individuals, who are “permitted clients” as defined under National Instrument 31-103 (“NI 31-103”) – Registration Requirements, Exemptions and Ongoing Registrant Obligations and who are “accredited investors” as defined under National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or Section 73.3(1) of the Securities Act (Ontario), as applicable, under the “accredited investor exemption” as defined in NI 45-106; and (B) neither it nor its Canadian investment dealer affiliate will distribute or deliver the Preliminary Prospectus or Prospectus or any other offering material relating to the Notes purchased by it hereunder, in the Qualifying Provinces in contravention of Canadian Securities Laws applicable in the Qualifying Provinces.

8.4	Each Underwriter confirms its Canadian investment dealer affiliate, if applicable, has taken or will take reasonable steps to confirm that each purchaser of Notes in the Qualifying Provinces is not an individual, is a “permitted client” as defined in NI 31-103 and meets the terms and conditions of the “accredited investor exemption” as defined in NI 45-106, will obtain, as necessary, and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption and provide to the Company forthwith upon request all such information or documentation as the Company may reasonably request for the purpose of complying with a request from a Securities Commission in the Qualifying Provinces (including identifying whether the purchaser is purchasing for its own account and what category of “accredited investor” the purchaser falls under).

8.5	The Underwriters propose to offer the Securities initially at the price to the public listed on Annex A hereto (the “Public Offering Price”). After a reasonable effort has been made to sell all of the Securities at the Public Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Securities are offered; provided that such decrease in the Public Offering Price will not decrease the amount of the net proceeds of the offering to the Company.

9	Material Change

9.1	During the Prospectus Delivery Period, the Company or a Guarantor, as applicable, shall promptly notify the Underwriters in writing, with full particulars, of:

(a)	any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company and the Guarantors on a consolidated basis (other than a change disclosed in the Disclosure Package or the Prospectus); or

(b)	any change in any matter covered by a statement contained or incorporated by reference in the Disclosure Package, the Prospectus or any Subsequent Disclosure Document or an amendment to the Disclosure Package or the Prospectus; or

(c)	any material fact that arises or has been discovered that would have been required to be stated in the Disclosure Package, the Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package and the Prospectus had that fact arisen or been discovered on or prior to the date of the Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus, as the case may be, which change or fact is, or may be, of such a nature as to render the Disclosure Package, the Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus misleading or untrue in any material respect or which would result in any of such documents not complying in any material respect with any of the Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Securities. The Company shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of the Company) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 9.4.

9.2	The Company will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or any other request by the SEC for any additional information; (iv) of the issuance by the SEC of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Guarantors will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

9.3	If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with Securities Laws, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.3, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Securities Laws, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.3, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with Securities Laws.

9.4	The Company and the Guarantors shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of any change referred to in Section 9.1 and shall prepare and file under all Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Securities Laws, any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus as may be required under Securities Laws during the Prospectus Delivery Period. The Company shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of opinions and comfort letters with respect to each such amendment to the Disclosure Package, the Prospectus and any Subsequent Disclosure Document substantially similar to those referred to in Section 6.1 and Section 13.1.

9.5	The delivery by the Company and the Guarantors to the Underwriters of any Subsequent Disclosure Document or any amendment to the Disclosure Package or the Prospectus shall constitute a representation and warranty to the Underwriters by the Company, with respect to such Subsequent Disclosure Document or the Disclosure Package or the Prospectus, as so amended by such amendment, and by each Subsequent Disclosure Document and each amendment to the Disclosure Package and the Prospectus previously delivered to the Underwriters, to the same effect as set forth in Section 6.2. Such delivery shall also constitute the consent of the Company to the use of the Disclosure Package and the Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the offer and sale of the Securities in the United States.

10	Closing

10.1	The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price to the public of 100.000%. On the Closing Date, the Company will pay to the Underwriters, as an underwriting commission in respect of the public distribution of the Securities as set forth in this Agreement, the commission set forth as follows (“Underwriting Commission”): 1.000% on the principal amount of the Notes issued. Such Underwriting Commission may be paid by the Company to the Underwriters by setting off the Underwriting Commission payable by the Company to the Underwriters against the amount payable by the Underwriters to the Company as the purchase price for the Securities.

10.2	Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Notes, at the offices of Milbank LLP, 55 Hudson Yards, New York, NY 10001, at 10:00 A.M. New York City time, on November 29, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Notes is referred to herein as the “Closing Time” and “Closing Date.”

10.3	[Reserved]

10.4	The Company understands that the Underwriters intend to make a public offering of the Securities, and initially to offer the Securities on the terms set forth in the Disclosure Package and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

10.5	Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and the Securities shall be registered in such names and in such denominations as the Representatives shall request. Any certificates for the Securities will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

11	Representations, Warranties and Covenants of the Company and the Guarantors

11.1	The Company and the Guarantors jointly and severally represent, warrant and covenant to the Underwriters that:

(a)	Compliance with Canadian Securities Laws. Each of the Company and BIP is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under applicable Canadian Securities Laws, and is in compliance in all material respects with its timely disclosure obligations under applicable Canadian Securities Laws and the requirements of the TSX. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company or BIP has been issued or made by any Securities Commission and no proceedings for that purpose have been instituted or are pending or, to each of the Company’s and BIP’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions for additional information in connection with the offering has been complied with in all material respects.

(b)	Independent Accountants. Deloitte LLP, who has audited the annual financial statements of BIP included and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and KPMG LLP, who has audited the annual financial statements of Triton included and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered chartered professional accountants, as required by the Securities Act and the Rules and Regulations.

(c)	Financial Statements.

(i)	The financial statements of BIP included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related schedules, if any, and notes, present fairly, in all material respects, the assets and liabilities, financial position, results of operations and cash flows at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. The financial statements of BIP have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, of BIP, present fairly, in all material respects and in accordance with IFRS, the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data of BIP included or incorporated by reference in the Disclosure Package and the Prospectus, or otherwise deemed to be a part thereof or included therein, present fairly, in all material respects, the information shown therein and the selected consolidated financial data and the summary consolidated financial data of BIP have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Prospectus. There have been no changes in the assets or liabilities of BIP from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to BIP and except for changes that are disclosed in the Disclosure Package and the Prospectus; and

(ii)	The pro forma financial statements included in the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transaction and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package and the Prospectus. The pro forma financial statements included in the Disclosure Package and Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act.

(d)	No Material Adverse Change in Business. Except as disclosed in the Disclosure Package and the Prospectus, since the date of the most recent audited financial statements of BIP incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any Subsequent Disclosure Documents, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the BIP Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the BIP Entities, other than those in the ordinary course of business, which are material with respect to the BIP Entities, taken together, as a single enterprise, and (C) there has been no dividend or distribution of any kind declared (other than as publicly disclosed), paid or made by BIP on any class or series of its securities.

(e)	Good Standing. Each of the Company and the Guarantors is an entity validly existing as an entity in good standing under the laws of its jurisdiction of organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified and is in good standing (or the equivalent, if any, in the applicable jurisdiction) in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect. All of the issued and outstanding units in the capital of or other equity interests in each of the Company and the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, and all of the issued and outstanding units in the capital of or other equity interests in each subsidiary that is wholly-owned by a Guarantor is owned by such Guarantor, in each case directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the Disclosure Package and the Prospectus. Each Guarantor owns that percentage of the outstanding units in the capital of or other equity interests in each subsidiary that is not wholly-owned as is set forth in the Disclosure Package and the Prospectus, and all such units or other equity interests owned by each such Guarantor are owned directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed therein; none of the outstanding units in the capital of or other equity interests in each of the subsidiaries was issued in violation of pre-emptive or other similar rights of any securityholder thereof.

(f)	Capitalization; Distributions. The authorized capital of BIP consists of an unlimited number of limited partnership units, an unlimited number of Class A preferred limited partnership units (the “Class A Preferred Units”) and an unlimited number of general partner units. As of the date of this Agreement, approximately 461,511,981 limited partnership units; 4,989,265 Class A preferred limited partnership units, Series 1 (the “Series 1 Preferred Units”); 4,989,262 Class A preferred limited partnership units, Series 3 (the “Series 3 Preferred Units”); 7,986,595 Class A Preferred Units, Series 9 (the “Series 9 Preferred Units”); 9,936,190 Class A preferred limited partnership units, Series 11 (the “Series 11 Preferred Units”, and collectively with the Series 1 Preferred Units, the Series 3 Preferred Units and the Series 9 Preferred Units, the “Existing Canadian Preferred Units”); 8,000,000 Class A preferred limited partnership units, Series 13; 8,000,000 Class A preferred limited partnership units, Series 14; and one general partner unit were issued and outstanding as fully-paid and non-assessable units of BIP. As of the date hereof, there are no issued or outstanding Class A preferred limited partnership units, Series 2, Class A preferred limited partnership units, Series 4, Class A preferred limited partnership units, Series 5, Class A preferred limited partnership units, Series 6, Class A preferred limited partnership units, Series 7, Class A preferred limited partnership units, Series 8, Class A preferred limited partnership units, Series 10, Class A preferred limited partnership units, Series 12, Class A preferred limited partnership units, Series 15 (the “Series 15 Preferred Units”), or Class A preferred limited partnership units, Series 16 (the “Series 16 Preferred Units”). All of the issued and outstanding limited partnership units, Class A preferred limited partnership units and general partner units in the capital of BIP have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding limited partnership units, Class A preferred limited partnership units or general partner units in the capital of BIP were issued in violation of the pre-emptive or other similar rights of any securityholder of BIP. All distributions, including the distributions on all other securities of BIP ranking prior to or on a parity with the Securities with respect to the payment of distributions in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment.

(g)	Authorization of Agreement. Each of the Company and the Guarantors has the power and authority to execute, deliver and perform its obligations under this Agreement, the Securities and the Indenture and this Agreement, the Indenture and the Securities have been duly authorized, executed and delivered by each of the Company and the Guarantors.

(h)	Authorization and Description of Notes. The Notes have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and the Indenture, and when executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, will conform to all statements relating thereto contained in the Disclosure Package and the Prospectus, such descriptions conforming to the rights set forth in the instruments defining the same, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

(i)	Authorization and Description of Guarantees. The Guarantees have been duly authorized by each of the Guarantors, and when the Notes have been executed and delivered by the Company and authenticated by the Trustee in the manner provided for in accordance with the provisions of the Indenture and issued and delivered against payment of the purchase price therefor, will conform to all statements relating thereto contained in the Disclosure Package and the Prospectus, such descriptions conforming to the rights set forth in the instruments defining the same, and will constitute valid and legally binding agreements of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

(j)	Authorization and Description of Indenture. The Indenture has been duly authorized by each of the Company and the Guarantors, and when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against each of the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act and is substantially in the form, save for any indenture supplements relating to a particular issuance of debt securities, filed as an exhibit to the Registration Statement; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in each of the Disclosure Package and the Prospectus.

(k)	Absence of Defaults and Conflicts. None of the Company nor any of the Guarantors is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the Company or the Guarantors is a party or by which it or any of them may be bound, or to which any of the Company or the Guarantors or the property or assets of any of the Company or the Guarantors is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Securities, the Indenture and the consummation of the transactions contemplated therein and in the Disclosure Package and the Prospectus (including the authorization, issuance, sale and delivery of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Company and the Guarantors with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or the Guarantors pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the Company or the Guarantors, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the Company or the Guarantors or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the Company or the Guarantors or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company or the Guarantors.

(l)	Absence of Labor Dispute. No labor dispute with the employees of any of the BIP Entities or the Guarantors exists or, to the knowledge of BIP or the Guarantors is imminent, and neither BIP nor the Guarantors is aware of any existing or imminent labor disturbance by the employees of any of the BIP Entities’ or the Guarantors’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(m)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Guarantors, threatened, against or affecting any of the BIP Entities or the Guarantors, which is required to be disclosed in the Disclosure Package and the Prospectus or the Subsequent Disclosure Documents, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets of the BIP Entities or the Guarantors or the consummation of the transactions contemplated by this Agreement or the performance by the Company or the Guarantors of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the BIP Entities or the Guarantors is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Prospectus or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the BIP Entities or the Guarantors, are not reasonably likely to result in a Material Adverse Effect.

(n)	Absence of Contracts, etc. There are no contracts or documents which are required to be described in the Disclosure Package and the Prospectus which have not been so described.

(o)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or any of the Guarantors of their obligations hereunder, in connection with the offer, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been or, prior to the Closing Date, will be, obtained, or as may be required, under Applicable Securities Laws or Exchange regulations (including extraterritorial registrations (except where the failure to do so would not have a Material Adverse Effect) and the Trust Indenture Act).

(p)	Possession of Licenses and Permits. Each of the BIP Entities and the Guarantors possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the BIP Entities and the Guarantors is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and, except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, none of the BIP Entities or the Guarantors has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to BIP or the Guarantors, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of BIP and the Guarantors and except as described in the Disclosure Package and the Prospectus, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same in any material respect.

(q)	Title to Property. Except as described in the Disclosure Package and the Prospectus, each of the BIP Entities and the Guarantors has good and marketable title to all of its material assets including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the BIP Entities and the Guarantors) which are material to each of the BIP Entities and the Guarantors.

(r)	Environmental Laws. Except as described in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the BIP Entities or the Guarantors is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the BIP Entities and the Guarantors has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of the Company or the Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the BIP Entities or the Guarantors and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the BIP Entities or the Guarantors relating to Hazardous Materials or any Environmental Laws.

(s)	No Stabilization or Manipulation. None of the Company, the Guarantors, nor, to their knowledge, any of their respective officers, directors or controlled affiliates has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(t)	Other Information. There are no contracts, documents or other materials required to be described or referred to in the Disclosure Package and the Prospectus that are not described, referred to or filed as required.

(u)	Insurance. Each of the BIP Entities and the Guarantors carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the BIP Entities and the Guarantors, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the BIP Entities and the Guarantors has no reason to believe that they will not be able to (A) renew existing insurance coverage as and when such policies expire; or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. None of the BIP Entities or the Guarantors has been denied any insurance coverage, which it has sought or for which it has applied.

(v)	Accounting Control. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, each of the BIP Entities maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the applicable requirements of the Exchange Act (including, where applicable, by exemptive relief) and that has been designed by, or under the supervision of, BIP’s principal executive and principal financial officers, which, on a consolidated basis, is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, and upon consummation of the offering will be, overseen by the Audit Committee (the “Audit Committee”) of the General Partner in accordance with the NYSE Rules. As of the date of the most recent balance sheet of BIP and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, there were no material weaknesses in BIP’s internal controls. BIP has not publicly disclosed or reported to the Audit Committee or the General Partner, and, within the next 135 days, BIP does not reasonably expect to publicly disclose or report to the Audit Committee or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, Applicable Securities Laws, or any other similar matter which, in each case, would have a Material Adverse Effect.

(w)	Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of BIP or, to the knowledge of BIP, any of BIP’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications, insofar as BIP is required to comply with the aforementioned act, rules and regulations.

(x)	Payment of Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the BIP Entities and the Guarantors required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the BIP Entities and the Guarantors has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the BIP Entities and the Guarantors, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the BIP Entities and the Guarantors in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. Subject to the assumptions, qualifications, and limitations referred to therein, the statements set forth in the Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, fairly and accurately summarize the matters described therein in all material respects.

(y)	Sanctions. None of the BIP Entities or their subsidiaries, their respective directors or officers nor, to the knowledge of BIP, any agent, employee, affiliate or person acting on behalf of a BIP Entity or any subsidiaries of a BIP Entity, is (i) currently the subject or target of economic or financial sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State (including, without limitation, through designation on OFAC’s Specially Designated Nationals and Blocked Persons list), or any sanctions administered by Global Affairs Canada, the United Nations Security Council or the European Union, His Majesty’s Treasury or other applicable sanctions authority (collectively, “Sanctions”), or (ii) domiciled, organized or resident in (A) a country or region that is, or whose government is, the subject of comprehensive Sanctions, including, as of the date hereof, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea region of Ukraine and (B) the Kherson and Zaporizhzhia regions of Ukraine (such countries, “Sanctioned Countries”), and none of the BIP Entities will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of (x) funding or facilitating any activities or business of or with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, (y) funding or facilitating any activities of or business in any Sanctioned Country or (z) engaging in any other activity that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). Since April 24, 2019, the BIP Entities and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, in each case, in violation of applicable Sanctions. The representations and warranties given under the foregoing two sentences of this section shall not apply to any party in so far as such representation or warranty would result in a violation or conflict with the Foreign Extraterritorial Measures (United States) Order, 1992.

(z)	Investment Company Act. Each of the Company and the Guarantors is not and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act.

(aa)	Foreign Private Issuer and SEC Foreign Issuer. BIP is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(bb)	Compliance with Laws. Each of the BIP Entities and the Guarantors and, to the knowledge of BIP and the Guarantors, others who perform services on behalf of the BIP Entities or the Guarantors in the performance of such services on behalf of the BIP Entities or the Guarantors, have been and are in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the BIP Entities nor the Guarantors has received any notice citing action or inaction by any of the BIP Entities or the Guarantors, or others who perform services on behalf of the BIP Entities or the Guarantors, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of BIP and the Guarantors, other than as set forth in the Disclosure Package and the Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(cc)	[Reserved.]

(dd)	Director or Officer Loans. Except as disclosed in documents incorporated by reference into the Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the BIP Entities or the Guarantors, to or for the benefit of any of the officers or directors of any of the BIP Entities or the Guarantors or any of their respective family members.

(ee)	Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the BIP Entities and the Guarantors, any of their controlled affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect the Company’s or the Guarantor’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Disclosure Package and the Prospectus which have not been described as required.

(ff)	Exchange Listing. BIP is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which BIP and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.

(gg)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company and the Guarantors have filed with the SEC an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 (File Nos. 333-278529, 333-278529-01, 333-278529-02, 333-278529-03, 333-278529-04, 333-278529-05 and 333-278529-06), including any post-effective amendment thereto and a related prospectus or prospectuses, and have caused the Trustee to file a Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) covering the registration of the Securities under the Securities Act not earlier than three years prior to the date hereof, such registration statement, and any post-effective amendment thereto, became effective on filing, and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by any of the Company or the Guarantors (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement and any amendment thereto) relating to the Securities filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus or information supplement relating to the Securities that is filed with the SEC and deemed by virtue of Rule 430B or 430C under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the final prospectus supplement relating to the Securities to be filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus, any Preliminary Prospectus, or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of BIP filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

(hh)	Compliance with Securities Act Requirements. At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), at the Applicable Time and on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On its date, at the time of filing the Prospectus pursuant to Rule 424(b) under the Securities Act and on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company or any Guarantor by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

(ii)	Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon and in conformity with written information furnished to the Company or any Guarantor by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

(jj)	Disclosure Package; Issuer Free Writing Prospectuses. The Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk)	Incorporated Documents. The documents incorporated by reference in the Disclosure Package and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ll)	WKSI; Ineligible Issuer Status. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, BIP was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) (i) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date of this Agreement, BIP was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(mm)	No Distribution of Other Offering Materials. None of the Company or the Guarantors or any of their subsidiaries has distributed nor, prior to the later to occur of the Closing Date, and completion of the distribution of the Securities will distribute any offering material in connection with the offer and sale of the Securities other than the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(nn)	Fair Summaries. The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Debt Securities and Guarantees” in the Base Prospectus and “Description of the Notes” in the Prospectus Supplement, insofar as they purport to constitute a summary of the terms of the Securities, and under the headings “Service of Process and Enforceability of Civil Liabilities” in the Base Prospectus, “Item 8. Indemnification of Directors and Officers” in the Registration Statement and “Underwriting” in the Prospectus Supplement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects, subject to the qualifications and assumptions stated therein.

(oo)	[Reserved.]

(pp)	No Unlawful Payments. Each of BIP, its subsidiaries and their respective officers, directors or employees and, to the knowledge of BIP, its agents and controlled affiliates, has not violated, and by its participation in the offering will not violate, and BIP has instituted and maintains policies and procedures designed to ensure continued compliance by each of the foregoing with the following laws: (a) anti-bribery laws, including, but not limited to, any applicable law, rule, or regulation of any locality, including, but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom and the Corruption of Foreign Public Officials Act (Canada), each as amended, and the rules and regulations promulgated thereunder, or any other law, rule or regulation of similar purpose and scope; (b) anti-money laundering laws, including, but not limited to, applicable U.S. federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules and regulations promulgated thereunder, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder, the Bank Secrecy Act, the applicable anti-money laundering laws of all jurisdictions where BIP or any of its controlled affiliates conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BIP or its controlled affiliates with respect to the foregoing is pending or, to the knowledge of BIP, threatened; and (c) applicable Sanctions.

(qq)	Representation of Officers. Any certificate signed by any officer of the Company and any certificate signed by or on behalf of any Guarantor and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company or such Guarantor, as applicable, as to matters covered thereby, to each Underwriter.

(rr)	Disclosure Controls and Procedures. BIP maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by BIP in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information relating to BIP and its subsidiaries is accumulated and made known to BIP’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective.

(ss)	Cybersecurity. The BIP Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the BIP Entities as currently conducted, and to the best of the BIP Entities’ knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. BIP and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same except as where such breaches, violations, outages, unauthorized use or access, or incidents under internal review or investigations relating to the same, would not, individually or in the aggregate, result in a Material Adverse Effect. The BIP Entities are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the BIP Entities, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(tt)	[Reserved.]

(uu)	Stamp Duty. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Bermuda on or in connection with the issuance, sale and delivery of the Securities by the Company or the execution and delivery of this Agreement.

(vv)	eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(ww)	Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package and the Prospectus and the consolidated financial statements of BIP and its subsidiaries included in the Disclosure Package and the Prospectus are based on or derived from sources that BIP believes to be reliable in all material respects.

(xx)	[Reserved.]

12	Use of Proceeds

The net proceeds from the offering will be used in accordance with the description thereof under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

13	Conditions Precedent

13.1	The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of the Company and the Guarantors covenant to exercise its best efforts to have fulfilled at or prior to the Closing Time which conditions may be waived in writing in whole or in part by the Underwriters:

(a)	the Securities shall have attributes substantially as set forth in the Disclosure Package and the Prospectus;

(b)	at the Closing Time, each of the Company and the Guarantors shall have delivered to the Underwriters a certificate, dated the Closing Date, signed by or on behalf of the Company and the Guarantors, as applicable, by any two officers authorized to so execute for or on behalf of such entity satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Disclosure Package and the Prospectus, or any amendments thereto:

(A)	there has been, since December 31, 2023 and prior to the Closing Time, no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BIP or any of the Guarantors, as applicable, on a consolidated basis; and

(B)	no transaction of a nature material to the Company or any of the Guarantors, as applicable, on a consolidated basis has been entered into, directly or indirectly, by the Company or any of the Guarantors since December 31, 2023;

(ii)	no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of the Company or any Guarantor has been issued in the United States and, to the Company’s or such Guarantor’s knowledge, as applicable, no proceedings for such purpose are pending, contemplated or threatened;

(iii)	the representations and warranties of the Company and the Guarantors contained herein are true and correct in all respects (subject to materiality or other qualifications expressly set forth in such representations and warranties) as of the Closing Time, with the same force and effect as if made at and as of the Closing Time, except for representations and warranties that by their express terms are made as of a specific date; and

(iv)	each of the Company and the Guarantors, as applicable, has complied with all terms and conditions of this Agreement to be complied with by the Company or such Guarantor at or prior to the Closing Time and, all such matters shall in fact be true at the Closing Time;

(c)	[Reserved.]

(d)	subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of the Guarantors or any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company, any of the BIP Entities or any of the Guarantors by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company or any of the Guarantors or any such debt securities, convertible securities or preferred stock issued or guaranteed by any of the Company, the BIP Entities or any of the Guarantors (other than an announcement with positive implications of a possible upgrading);

(e)	on and as of the Closing Date, the Securities shall have at least the rating specified in the Disclosure Package from each of S&P Global Ratings and Fitch Ratings Inc., and the Company shall have delivered to the Underwriters a letter on or prior to the Closing Date, from each of S&P Global Ratings and Fitch Ratings Inc., or other evidence reasonably satisfactory to the Underwriters, confirming that the Securities have been assigned such rating;

(f)	at the Closing Time, Allen Overy Shearman Sterling LLP, special Investment Company Act counsel for the Company and the Guarantors, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, such letter to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(g)	the Underwriters shall have received at the Closing Time, the letter from Deloitte LLP, updating their “comfort letter” referred to in Section 6.1(b) to a date not more than two business days prior to the date of such letter, each such letter to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(h)	at the Closing Time, the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date, on behalf of the Company and the Guarantors from Torys LLP, the Company’s and the Guarantor’s U.S. and Canadian legal counsel, addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(i)	at the Closing Time, the Underwriters shall have received a favorable legal opinion, dated the Closing Date, on behalf of the Company and certain of the Guarantors from McMillan LLP addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(j)	at the Closing Time, the Underwriters shall have received a favorable legal opinion, dated the Closing Date, on behalf of the Company and certain of the Guarantors from Appleby (Bermuda) Limited addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(k)	at the Closing Time, the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date, from their U.S. counsel, Milbank LLP, with respect to such matters as the Underwriters may reasonably request;

(l)	[Reserved].

(m)	no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act, shall be pending before or threatened by the SEC; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3.1 hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives. On the Closing Date, the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder;

(n)	the Third Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee;

(o)	on the date of this Agreement and on the Closing Date, BIP and Triton shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of the chief financial officer of BIP, and of the chief financial officer of Triton, respectively, with respect to certain pro forma financial statements of BIP and certain financial statements of Triton, respectively, incorporated by reference in the Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives; and

(p)	the Securities to be delivered on the Closing Date, shall have been cleared for settlement and trading by DTC.

14	Termination

14.1	In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate and cancel its obligations under this Agreement, without any liability on their or its part, in the following circumstances:

(a)	Regulatory Proceeding Out. if after the Applicable Time and prior to the Closing Time, an inquiry, action, suit, investigation or other proceeding is commenced or threatened or any order is made or issued under or pursuant to any law of Canada or the United States or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Securities or any other securities of the Company or the Guarantors in the United States; or

(b)	Disaster Out. if after the Applicable Time and prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence or any action, governmental law or regulation, enquiry or other occurrence of any nature whatsoever which, in such Underwriter’s sole opinion in its absolute discretion, acting reasonably, might be expected to have a significant adverse effect on the market price or value of the Securities, including, without limitation, the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or the occurrence of any other calamity or crisis in the United States, Canada or elsewhere; or

(c)	Material Change. if after the Applicable Time and prior to the Closing Time, there should occur, be discovered by the Underwriters or be announced by the Company or the Guarantors, any material change or a change in any material fact which, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Securities or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus; or

(d)	Financial Market Out. if there is a suspension or material limitation in trading in securities generally on the NYSE, a suspension or material limitation in trading in the Company’s or any Guarantor’s securities on any of the Exchanges or a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

14.2	The rights of termination contained in Section 14.1 may be exercised by any Underwriter giving written notice thereof to the Company and the Representatives at any time prior to the Closing Time, and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company and the Guarantors in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability or obligation on the part of the Underwriters to the Company and the Guarantors or on the part of the Company and the Guarantors to the Underwriters except in respect of any liability or obligation under any of Sections 17 and 18 which will remain in full force and effect.

15	Conditions

15.1	All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Securities by notice in writing to that effect given to the Company at or prior to the Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

16	Restrictions on Further Issues or Sales

16.1	For a period of 30 days after the date of the Prospectus, the Company and BIP will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or BIP or the General Partner or any controlled affiliate of BIP or the General Partner or any person in privity with BIP or the General Partner or any controlled affiliate of BIP or the General Partner, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, in the United States of (i) any units of any class of capital stock of BIP (other than the Exchange Preferred Units, the Series 15 Preferred Units or the Series 16 Preferred Units) that is preferred as to the payment of distributions, or as to the distribution of assets upon any liquidation or dissolution of BIP, over the LP Units (including any units of any class of partnership interests of BIP (other than the Exchange Preferred Units, the Series 15 Preferred Units or the Series 16 Preferred Units) that ranks equally with the Exchange Preferred Units as to the payment of distributions or as to the distribution of assets upon any liquidation or dissolution of the partnership (other than any Existing Canadian Preferred Units that are issued upon re-classification in accordance with terms of the corresponding series of Existing Canadian Preferred Units as described under “Description of the Exchange Preferred Units — Class A Preferred Units — Existing Series” in the Prospectus)), or (ii) any subordinate debt securities of BIP or securities exchangeable or convertible into debt securities of BIP which are substantially similar to the Notes. For the avoidance of doubt, nothing contained in this Section 16 shall prohibit the issuance of the Notes pursuant to this offering or any disposition or offering by BIP, the General Partner, their respective controlled affiliates or any other person of (i) the Class A Preferred Units outside of the United States, (ii) the LP Units and securities convertible into, or otherwise exchangeable for, LP Units, including the filing (or participation in the filing) with the SEC of a registration statement on Form F-1 or F-3 or any amendment thereto, or any prospectus, in respect of the issuance or delivery of LP Units upon exchange, redemption, or acquisition of exchangeable securities of BIPC (and its successors), (iii) debt securities of BIP or its subsidiaries or securities exchangeable or convertible into debt securities of BIP or its subsidiaries which rank senior to the Notes, or (iv) indebtedness issued pursuant to BIP’s commercial paper program.

17	Indemnification

17.1	The Company and the Guarantors shall jointly and severally agree to indemnify and hold harmless each of the Underwriters (which term, for the purpose of this Section shall be deemed to include affiliates of the Underwriters) and the Underwriters’ directors, officers and employees and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 17, the “Indemnified Underwriter Parties”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Securities), costs, damages and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)	any breach of or default under any representation, warranty, covenant or agreement of the Company or the Guarantors in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of the Company or the Guarantors to comply with any of its obligations hereunder or thereunder;

(b)	any information or statement in the Disclosure Package and the Prospectus and any Subsequent Disclosure Document, or any omission or alleged omission to state therein any information;

(c)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)	any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Subsequent Disclosure Document or any other material filed in compliance or intended compliance with Securities Laws, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)	The Company or the Guarantors not complying with any applicable requirement of the Securities Laws, or any breach or violation or alleged breach or violation of any Securities Laws or other applicable securities legislation of any jurisdiction; or

(f)	any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Securities or any other securities of the Company or the Guarantors in the United States;

provided that the Company and the Guarantors shall cease to be liable for indemnification under this Section 17.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact made in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Subsequent Disclosure Document or in any other material so filed in reliance upon and in conformity with information in respect of any of the Underwriters furnished in writing to the Company and each Guarantor by the Underwriters through the Representatives specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the “Underwriting Information” described in Section 17.3 below. The rights of indemnity contained in this Section 17.1 in respect of a claim based on an untrue statement or omission or alleged untrue statement or omission in any Subsequent Disclosure Document shall not apply if the Company has complied with Section 7.1 and, if applicable, Sections 7.2 and 9.5 and the person asserting such claim was not provided with a copy of any Subsequent Disclosure Document which corrects such untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact.

17.2	[Reserved.]

17.3	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor and each of their respective directors and officers who signed the Registration Statement and each person who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 17, the “Indemnified Company Parties” and together with the Indemnified Underwriter Parties, the “Indemnified Parties”) to the same extent as the indemnity set forth in 17.1(c) and (d) above, but only with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or any Guarantor by any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Disclosure Package or any Subsequent Disclosure Document, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the information related to stabilizing transactions, and syndicate covering transactions contained in the two paragraphs under the subheading “Price Stabilization; Short Positions” thereunder (the “Underwriting Information”).

17.4	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 17.1 is unavailable, in whole or in part, for any reason to an Indemnified Underwriter Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Company and the Guarantors shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Underwriter Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)	in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities; or

(b)	if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 17.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Commission or any portion thereof actually received. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the offering of the Securities (net of the Underwriting Commission payable to the Underwriters but before deducting expenses), received by the Company and the Guarantors is to the Underwriting Commission received by the Underwriters. The relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 17.1 that resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Company and the Guarantors or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 17.1. The amount paid or payable by an Indemnified Underwriter Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 17.4 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 17.4. Notwithstanding the provisions of this Section 17.4, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total Underwriting Commission received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 17.4 are several in proportion to their respective purchase obligations hereunder and not joint.

17.5	If any claim contemplated by this Section 17 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Company and the Guarantors or the Underwriters, as applicable (referred to interchangeably for purposes of this Section 17 as the “Indemnifying Party”) of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnifying Party of liability under this Section 17 only to the extent that such failure prejudices the ability of the Indemnifying Party to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Company and the Guarantors to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of the Company and the Guarantors under Section 17.1 with respect to the Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

17.6	Each of the Company and the Guarantors waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Subsequent Disclosure Document or any other document containing or being alleged to contain a misrepresentation.

17.7	The rights provided in this Section 17 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

18	Expenses

18.1	Whether or not the offering is completed, the Company will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the offering, including without limitation, all reasonable fees and disbursements of the Company’s legal counsel, all fees and disbursements of auditors, prospectus filing fees, rating agency fees and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel. The Company will be responsible for all fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities. If the offering is terminated, other than by reason of a default of one of the Underwriters, the Company shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

19	Several Obligations

19.1	The obligations of the Underwriters to purchase the Securities shall be several and not joint, and the percentage of the Securities that each of the Underwriters shall be severally obligated to purchase is as set forth in Schedule 1 to this Agreement.

19.2	If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Securities at the Closing Time, and the aggregate principal amount of Securities not purchased is less than or equal to 1/11th of the aggregate principal amount of Securities agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally and not jointly, the Securities not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

19.3	If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Securities at the Closing Time, and the aggregate principal amount of Securities not purchased is greater than 1/11th of the aggregate principal amount of Securities agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Securities shall have the right, but not the obligation, to purchase severally the Securities not taken up on a pro rata basis or as they may otherwise agree as between themselves. In the event that such right is not exercised, the Underwriter or Underwriters that are willing and able to purchase its or their respective percentage of the Securities shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Securities on submission to the Company of reasonable evidence of its or their ability and willingness to fulfil its or their obligations under this Agreement at the Closing Time.

19.4	Notwithstanding anything contained in Sections 19.2 or 19.3, nothing in this Section 19 shall oblige the Company to sell to the Underwriters less than all of the Securities. In addition, nothing contained in Sections 19.2 or 19.3 shall relieve from responsibility to the Company any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Securities.

20	Authority of the Representatives

20.1	All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to Section 13, any notice of termination pursuant to Section 14, any settlement of an indemnified claim pursuant to Section 17 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to the Company for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

21	Notices

21.1	Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by email or by hand delivery, delivery or other charges prepaid, and:

(a)	in the case of notice to the Company or any Guarantor, be addressed to:

Brookfield Infrastructure Finance ULC
181 Bay Street, Suite 100
Brookfield Place
Toronto, Ontario
Canada M5J 2T3

Attention:	Corporate Secretary
Telecopy:	(441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, New York 10036-7703

Attention:	Mile Kurta / Christopher R. Bornhorst
Email:	[Redacted] / [Redacted]

(b)	in the case of notice to the Underwriters, be addressed to:

BofA Securities, Inc.
1540 Broadway
NY8-540-26-02
New York, New York 10036
Facsimile: (646) 855-5958
Attention: High Grade Transaction Management/Legal
Email: [Redacted]

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Debt Capital Markets
Facsimile: (212) 205-7812

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, NY 10281
Telephone: (212) 618-7706
Email: [Redacted]
Attention: DCM Transaction Management/Scott Primrose

Santander US Capital Markets LLC,
437 Madison Avenue,
New York, NY 10022,
Email: [Redacted]

with copies (which shall not constitute notice) to:

Milbank LLP
55 Hudson Yards
New York, New York 10001

Attention:	Paul Denaro
Email:	[Redacted]

Any such notice or other communication shall be deemed to be given at the time emailed or delivered, if emailed or delivered to the recipient on a business day (in New York City) and before 5:00 p.m. (New York City time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (New York City time) on the next following business day (in New York City).

22	Recognition of the Special Resolution Regimes

22.1	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under such Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

22.2	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23	Miscellaneous

23.1	In connection with the distribution of the Securities, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws, effect transactions which stabilize or maintain the market price of the Securities at levels above those which might otherwise prevail on the open market in compliance with Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

23.2	The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Securities and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Securities; provided that with respect to any action brought in any court of competent jurisdiction in Canada such representations and warranties shall continue in full force and effect for three years from such date of the issuance of the Securities.

23.3	Time shall be of the essence of this Agreement.

23.4	This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

23.5	This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

23.6	If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

23.7	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

23.8	Each of the Company and the Guarantors hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Guarantors irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantors other than Brookfield Infrastructure LLC irrevocably appoints Brookfield Infrastructure LLC as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantors by the person serving the same to the address provided in Section 21.1(a), shall be deemed in every respect effective service of process upon the Company or the Guarantors in any such suit or proceeding. Each of the Company and the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

23.9	Each of the Company and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the Public Offering Price, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Guarantors or any of their equityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) and no Underwriter has any obligation to the Company or the Guarantors with respect to the offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Guarantors, (e) each of the Company and the Guarantors acknowledges that none of the activities of the Underwriters in connection with the offering of the Securities constitutes a recommendation, investment advice or solicitation or any action by the Underwriters with respect to the Company and the Guarantors and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering and each of the Company and the Guarantors has consulted its own legal, accounting, regulatory and tax advisors to the extent each deems appropriate.

23.10	THE COMPANY, EACH OF THE GUARANTORS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.11	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.12	Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

Accepted and agreed to as of the date first written above.

BROOKFIELD INFRASTRUCTURE FINANCE ULC

By:	/s/ David Krant
	Name:	David Krant
	Title:	Senior Vice President

As Guarantors:

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

BROOKFIELD INFRASTRUCTURE L.P., by its managing general partner, BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

BIP BERMUDA HOLDINGS I LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

By:	/s/ David Krant
	Name:	David Krant
	Title:	Senior Vice President

BROOKFIELD INFRASTRUCTURE LLC

By:	/s/ Ralph Klatzkin
	Name:	Ralph Klatzkin
	Title:	Vice President

BIPC HOLDINGS INC.

By:	/s/ David Krant
	Name:	David Krant
	Title:	Senior Vice President

2

Very truly yours,

BOFA SECURITIES, INC.

By:	/s/ Rob Colucci
Name: Rob Colucci
Title: Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Victor Forte
Name: Victor Forte
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G Primrose
Title: Authorized Signatory

SANTANDER US CAPITAL MARKETS LLC

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

Schedule 1

Underwriter	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$45,000,000.00
Mizuho Securities USA LLC	$45,000,000.00
RBC Capital Markets, LLC	$45,000,000.00
Santander US Capital Markets LLC	$45,000,000.00
BMO Capital Markets Corp.	$19,500,000.00
MUFG Securities Americas Inc.	$19,500,000.00
Scotia Capital (USA) Inc.	$19,500,000.00
SMBC Nikko Securities America, Inc.	$19,500,000.00
Brookfield Securities LLC	$6,000,000.00
CIBC World Markets Corp.	$6,000,000.00
Credit Agricole Securities (USA) Inc.	$6,000,000.00
National Bank of Canada Financial Inc.	$6,000,000.00
SG Americas Securities, LLC	$6,000,000.00
TD Securities (USA) LLC	$6,000,000.00
Wells Fargo Securities, LLC	$6,000,000.00
Total	$300,000,000

Schedule A

1.	Pricing Term Sheet dated November 21, 2024, included as Annex A hereto.

2

Schedule B

Issuer Free Writing Prospectuses

1.	Pricing Term Sheet dated November 21, 2024, included as Annex A hereto.
2.	Investor Presentation of BIP, dated November 19, 2024.
3.	Bloomberg Announcement, dated November 19, 2024.
4.	Bloomberg Announcement, dated November 21, 2024.

3

Annex A

Filed Pursuant to Rule 433 under the Securities Act of 1933

Free Writing Prospectus dated November 21, 2024

Relating to Preliminary Prospectus Supplement dated November 19, 2024

Registration Nos. 333-278529, 333-278529-01, 333-278529-02,

333-278529-03, 333-278529-04, 333-278529-05 and 333-278529-06

BROOKFIELD INFRASTRUCTURE FINANCE ULC

US$300,000,000 6.750% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 (the “Notes”)

November 21, 2024

The information in this pricing term sheet relates to Brookfield Infrastructure Finance ULC’s offering of the Notes, guaranteed by Brookfield Infrastructure Partners L.P. and the other guarantors named below, and should be read together with the preliminary prospectus supplement dated November 19, 2024 relating to the offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated April 5, 2024, included in the registration statement on Form F-3ASR (File No. 333-278529) filed under the Securities Act of 1933, as amended. Terms used herein but not defined herein shall have the meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Brookfield Infrastructure Finance ULC (the “Issuer”)

Guarantors:

Brookfield Infrastructure Partners L.P. (the “Partnership”)

Brookfield Infrastructure L.P.

BIP Bermuda Holdings I Limited

Brookfield Infrastructure Holdings (Canada) Inc.

Brookfield Infrastructure LLC

BIPC Holdings Inc.

Offering Format:	SEC-registered

Security:	6.750% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055

Ranking:	Subordinated unsecured

Principal Amount of Notes:	$300,000,000

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Original Issue Date:	November 29, 2024

Maturity:	March 15, 2055

Re-offer Yield	6.751%

Interest Rate:	The Notes will bear interest (i) from and including the Original Issue Date to but excluding March 15, 2030 (the “First Reset Date”) at an annual rate of 6.750% and thereafter (ii) from and including each Interest Reset Date with respect to each Interest Reset Period to but excluding, the next succeeding Interest Reset Date, the Maturity Date or date of redemption, as the case may be, at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus a spread of 2.453% to be reset on each Interest Reset Date; provided, that the interest rate during any Interest Reset Period will not reset below 6.750% (which equals the interest rate on the Notes on the Original Issue Date). For additional information and the definitions of the terms Interest Reset Period, Five-Year Treasury Rate, Reset Interest Determination Date and First Reset Date, see “Description of the Notes—Interest” in the Preliminary Prospectus Supplement.

Interest Reset Date:	The First Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, beginning on March 15, 2025.

Day Count Convention:	30/360

Interest Deferral Right:	So long as no event of default has occurred and is continuing, the Issuer may elect, at its sole option, at any date other than an Interest Payment Date, to defer the interest payable on the Notes on one or more occasions for up to 5 consecutive years. During any Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes). In addition, during any Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Interest Reset Date occurring during such Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. There is no limit on the number of Deferral Periods that may occur. Any such deferral will not constitute an event of default or any other breach under the Indenture and the Notes. Deferred interest will accrue until paid (including, to the extent permitted by law, any compound interest). A Deferral Period terminates on any Interest Payment Date where the Issuer pays all accrued and unpaid interest (including, to the extent permitted by law, any compound interest) on such date. No Deferral Period may extend beyond the Maturity Date.

Optional Redemption:	The Issuer may redeem the Notes before their maturity, in whole or in part, (i) on any day in the period commencing on and including the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest on the principal amount of Notes to be redeemed to, but excluding, the date of redemption.

Redemption on Rating Event:	At any time following the occurrence of a Rating Event, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Redemption on Tax Event:	At any time after the occurrence of a Tax Event, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.

Trade Date:	November 21, 2024

Expected Settlement Date*:	November 29, 2024 (T+5)

Price to Public:	100.000% (plus accrued interest, if any, from and including November 29, 2024 if settlement of the Notes occurs after that date)

Underwriting Discounts:	1.00% of the aggregate principal amount of the Notes.
Net Proceeds (before expenses):	$297,000,000

Automatic Exchange:

The Notes, including accrued and unpaid interest thereon, will be exchanged automatically (the “Automatic Exchange”), without the consent of the holders thereof, into units of a newly issued series of Class A Preferred Units, being Class A Preferred Limited Partnership Units, Series 17 (the “Exchange Preferred Units”) upon the occurrence of: (i) the making by the Issuer of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada); (ii) any proceeding instituted by the Issuer and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent or, where the Issuer and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer and/or the Partnership or in respect of all or any substantial part of their property and assets in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent; (iii) a receiver, interim receiver, trustee or other similar official is appointed over the Issuer and/or the Partnership or for all or substantially all of their property and assets by a court of competent jurisdiction in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable); or (iv) any proceeding is instituted against the Issuer and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent, or where the Issuer and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for the Issuer and/or the Partnership or in respect of all or any substantial part of their property and assets in circumstances where the Issuer and/or the Partnership are adjudged as bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), and in any such case, such proceeding has not been stayed or dismissed within 60 days of the institution of any such proceeding or the actions sought in such proceedings occur (including the entry of an order for relief against the Issuer and/or the Partnership or the appointment of a receiver, interim receiver, trustee, or other similar official for them or for all or substantially all of their property and assets) (each, an “Automatic Exchange Event”).

The Automatic Exchange shall occur upon an Automatic Exchange Event (the “Exchange Time”). As of the Exchange Time, noteholders will have the right to receive one Exchange Preferred Unit for each $1,000 principal amount of Notes held together with the number of Exchange Preferred Units (including fractional units, if applicable) calculated by dividing the amount of accrued and unpaid interest, if any, on the Notes, by $1,000. Such right will be automatically exercised, and the Notes shall be automatically exchanged, without the consent of the holders of the Notes, into the newly issued series of fully paid Exchange Preferred Units. At such time, all outstanding Notes shall be deemed to be immediately and automatically surrendered without need for further action by noteholders, who shall thereupon automatically cease to be holders of Notes and all rights of each such holder as a debtholder of the Issuer and as a beneficiary of the subordinated guarantees of the Guarantors shall automatically cease.

Distribution Stopper Undertaking:	Unless the Issuer has paid all interest that has been deferred or is then payable on the Notes, subject to certain exceptions, neither the Issuer nor the Partnership will (i) declare any distributions or dividends on the Distribution Restricted Securities or pay any interest on any Parity Indebtedness, (ii) redeem, purchase or otherwise retire Distribution Restricted Securities or Parity Indebtedness, or (iii) make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively, provided that the foregoing clauses (i) and (iii) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the Notes.

CUSIP/ISIN:	11276B AA7 / US11276BAA70

Expected Ratings**:	[Redacted] [Redacted]
Conflicts of Interest:	Brookfield Securities LLC, one of the underwriters is an affiliate of the Issuer. Any distribution of the Notes offered hereby will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc.

Joint Book-Running Managers:	BofA Securities, Inc.; Mizuho Securities USA LLC; RBC Capital Markets, LLC; Santander US Capital Markets LLC; BMO Capital Markets Corp.; MUFG Securities Americas Inc.; Scotia Capital (USA) Inc.; and SMBC Nikko Securities America, Inc.

Co-Managers:	Brookfield Securities LLC; CIBC World Markets Corp.; Credit Agricole Securities (USA) Inc.; National Bank of Canada Financial Inc.; SG Americas Securities, LLC; TD Securities (USA) LLC; and Wells Fargo Securities, LLC

*	It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of the prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities prior to the delivery date will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

**	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying base prospectus.

The Issuer and the Guarantors have filed a joint registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Partnership has filed with the SEC for more complete information about the Issuer, the Guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, the Issuer and the Guarantors, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling BofA Securities, Inc. toll-free, at 1-800-294-1322, Mizuho Securities USA LLC at 1-866-271-7403, RBC Capital Markets, LLC toll-free, at 1-866-375-6829 and Santander US Capital Markets LLC at 1-855-403-3636.

No key information document (“KID”) required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the European Economic Area (“EEA”) has been prepared as the Notes will not be made available to any retail investor in the EEA.

No KID required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom (“UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”) (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared as the Notes will not be made available to any retail investor in the UK.

Schedule C

List of BIP Entities

Brookfield Infrastructure Partners L.P.

Brookfield Infrastructure L.P.

Inter Pipeline Ltd.

Triton International Limited

BUUK Infrastructure No 1 Limited

Nova Transportadora do Sudeste S.A.